                                                                  Exhibit 23.9


                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Joint Proxy
Statement/Prospectus forming a part of this Registration Statement as a person about to become a director of Aetna Inc.

Blue Bell, Pennsylvania

June 12, 1996


                                         /s/ Leonard Abramson
                                         ------------------------------------
                                         Leonard Abramson